Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GWG Holdings, Inc. and Subsidiaries

Minneapolis, Minnesota

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 9, 2019, relating to the consolidated financial statements for the year ended December 31, 2018 of GWG Holdings, Inc. and Subsidiaries (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

May 15, 2020